IES Holdings, Inc. CJS Securities 16th Annual “New Ideas” Summer Conference July 12, 2016 Exhibit 99.1

Certain statements in this presentation may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects., as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this presentation. Forward-looking statements are provided in this presentation pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein. General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investors." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Forward-Looking Statements

Attending Company Management Robert Lewey President & Director Tracy McLauchlin SVP, CFO & Treasurer William Albright VP, Finance & Corporate Development David Gendell Non-Executive Chairman of the Board

IES Holdings Summary (IESC) Revenue $615 million* EPS $0.91 per share* Market Value $267 million (6/30/16) Cash $58 million (3/31/16) Debt $10 million (3/31/16) Estimated Net Operating Loss Carryforwards (NOLs) $439 million (9/30/15)** * Twelve months ended 3/31/16 ** Including approximately $142 million resulting from the additional amortization of personal goodwill

Holding Company Structure Communications Residential Commercial & Industrial Infrastructure Solutions Revenue* $162 million $213 million $190 million $49 million * Twelve months ended 3/31/16

Growth Strategy Improve Existing Business Margins Maintain Strong Balance Sheet Safety Strategic Acquisitions Be a Preferred Buyer For Closely Held Sellers Utilize NOLs

IES Commercial & Industrial Overview Commercial Buildings Industrial Power Medium Voltage Transmission Mechanical (HVAC) Contracting Mechanical (HVAC) Services

IES Residential Overview Single-Family Homes Multi-Family Homes Cable TV Solar Power

IES Communications Overview Mission Critical Services Communications Infrastructure Data Centers Security Systems Audio Visual Systems Large Corporate Clients

IES Infrastructure Solutions Overview Created in 2013 Motor Repair & Rewind Field Services Magnet Manufacturing & Repair Switchgear Services Transformer Reconditioning Transit Motor Manufacturing & Repair Bus Duct Manufacturing

Restructuring IES: 2011 to 2014

IES Growth Strategy: 2015 – 2016 Strategic Acquisitions Infrastructure Solutions Southern Rewinding (May 2015) Calumet Armature & Electric (October 2015) Technibus (June 2016) Commercial & Industrial Acquired 80% of STR Mechanical (April 2016) Shanahan Mechanical & Electrical (November 2015)

IES Growth Strategy: 2014 to Present

IES Growth Strategy: 2014 to Present (cont.)

2016 to 2018 Growth Strategy Continue Strategic Acquisitions Expand Margins Maintain Strong Balance Sheet Find Fifth Leg of the Holding Company Maximize Use of NOLs

IES Holdings, Inc. Questions?